EXHIBIT 13


                             SUBSCRIPTION AGREEMENT




   The Hennessy Funds, Inc.
   The Courtyard Square
   750 Grant Avenue
   Suite 100
   Novato, California  94945

   Gentlemen:

             The undersigned hereby subscribes to 10,000 shares of the Common Stock, $0.0001 par value of The Hennessy Funds, Inc., and agrees to pay to said corporation the sum of $100,000 in cash.

             It is understood that upon acceptance hereof by said corporation a certificate or certificates representing the shares subscribed for shall be issued to the undersigned and that said shares shall be deemed to be fully paid and nonassessable.

             The undersigned agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares.

             Dated and effective as of this ____ day of February, 1996.


                                 THE HENNESSY MANAGEMENT CO., L.P.

                                 By:  Edward J. Hennessy, Incorporated

                                      By:  ________________________________
                                           Neil J. Hennessy, President


             The foregoing subscription is hereby accepted. Dated and effective as of this _____ day of February, 1996.


                                 THE HENNESSY FUNDS, INC.


                                 By:  ______________________________________
                                      Neil J. Hennessy, President